SECURITIES AND EXCHANGE COMMISSION
                  Washington, D. C.  20549
                         ___________


                          FORM 8-K/A
                 AMENDMENT NO.1 TO FORM 8-K


                       CURRENT REPORT
             PURSUANT TO SECTION 13 OR 15(D) OF
             THE SECURITIES EXCHANGE ACT OF 1934



                      January 22, 1998
      Date of Report (Date of earliest event reported)



                THE PERKIN-ELMER CORPORATION
   (Exact Name of Registrant as Specified in Its Charter)



             New York                1-4389              06-0490270
   (State or Other Jurisdiction     (Commission          (IRS Employer
     of Incorporation)                File No.)         Identification No.)


                       761 Main Avenue
              Norwalk, Connecticut  06859-0001
(Address of Principal Executive Offices, Including Zip Code)


                       (203) 762-1000
    (Registrant's telephone number, including area code)

Item 2.  Acquisition or Disposition of Assets.

     The merger (the "Merger") of Seven Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of The Perkin-Elmer Corporation ("Perkin-Elmer"), a New York corporation, into PerSeptive Biosystems, Inc., a Delaware corporation ("PerSeptive"), was consummated on January 22, 1998. As a result of the Merger, PerSeptive, which is the surviving corporation of the Merger, became a wholly-owned subsidiary of Perkin-Elmer on that date. Also, as a result of the Merger, each outstanding share of common stock of PerSeptive ("PerSeptive Common Stock") was converted into shares of common stock of Perkin-Elmer ("Perkin-Elmer Common Stock") at an exchange ratio equal to 0.1926. Each outstanding option and warrant for shares of PerSeptive Common Stock was converted into options and warrants for the number of shares of Perkin-Elmer Common Stock that would have been received if such options and warrants had been exercised immediately prior to the effective time of the Merger. All shares of Series A Redeemable Convertible Preferred Stock of PerSeptive outstanding immediately prior to the effective time of the Merger were converted in accordance with their terms into shares of PerSeptive Common Stock which were then converted into Perkin-Elmer Common Stock. As a result of the Merger, PerSeptive's 8-1/4% Convertible Subordinated Notes Due 2001 became convertible into Perkin-Elmer Common Stock.

Item 5.  Other Events.

       On March 23, 1998, PerSeptive redeemed its 8-1/4% Convertible Subordinated Notes Due 2001 (the "Notes"). The redemption price was $1,055.81 per $1,000 principal amount of Notes, which represented the redemption premium and aggregate principal plus accrued and unpaid interest to the redemption date. The aggregate outstanding principal amount of the Notes was $27.2 million at December 31, 1997. A total of $26.1 million was paid in cash representing $24.7 million of principal and $1.4 million of accrued interest and premium relating to the Notes. Additionally, $2.5 million of the principal amount of the Notes was converted by the holders thereof into 35,557 shares of Perkin-Elmer Common Stock.

     These Notes became joint obligations of Perkin-Elmer and PerSeptive in connection with the Merger.


Item 7.  Financial statements, Pro Forma Financial
Information and Exhibits.

     (a)  Financial Statements of Businesses Acquired.

     The following PerSeptive financial statements are filed
       with this report:
                                                             Page

       Consolidated Balance Sheets at December 27,
         1997 and September 30, 1997                           4

       Consolidated Statements of Operations for the
         Three months ended December 27, 1997 and December
         28, 1996                                              5

       Consolidated Statements of Cash Flows for the
         Three  months ended December 27, 1997 and December
         28, 1996                                              6

       Notes to Unaudited Consolidated Financial
         Statements                                           7-11

     The audited financial statements for PerSeptive at September 30, 1997 and 1996, and for the three years ended September 30, 1997 are hereby incorporated by reference from PerSeptive's Annual Report on Form 10-K/A as filed with the Securities and Exchange Commission (File No. 0-20032) on January 6, 1998.

     (b)  Pro Forma Financial Information.

     The following unaudited pro forma financial information is filed with this report:

                                                             Page
       Introduction to Unaudited Pro Forma Condensed
         Combined Financial Statements                         12

       Unaudited Pro Forma Condensed Combined Statements of
         Financial Position at December 31, 1997               13

       Unaudited Pro Forma Condensed Combined Statements of
         Operations for the Six months ended December
         31, 1997                                              14

       Unaudited Pro Forma Condensed Combined
         Statements of Operations for the Six months ended
         December 31, 1996                                     15

       Unaudited Pro Forma Condensed Combined
         Statements of Operations for the fiscal years
         ended June 30, 1997, 1996 and 1995                  16-18

       Notes to Unaudited Pro Forma Condensed
         Combined Financial Statements                       19-20

     (c)  Exhibits.

     Exhibit No.         Description

     2. Agreement and Plan of Merger, dated as of August 23, 1997, among Perkin-Elmer, Seven
            Acquisition Corp. and PerSeptive (incorporated by reference to the Current Report on Form 8-K of Perkin-Elmer, dated August 23, 1997).

     23.1   Consent of Coopers & Lybrand L.L.P.

     *99.   Press Release of Perkin-Elmer, issued January 22,
              1998, regarding the Merger.

     *      Previously filed.

                      PERSEPTIVE BIOSYSTEMS, INC.
                      CONSOLIDATED BALANCE SHEETS
            (In thousands, except share and per share data)



                                                                            December 27,        September 30,
                                                                               1997                 1997
                                                                            (unaudited)
Assets
Current assets:
    Cash and cash equivalents                                             $      14,804        $      18,283
    Short-term investments, available-for-sale                                   15,684               16,646
    Trade accounts receivable, net of allowance for doubtful accounts
     of $1,975 at December 27, 1997 and $1,963 at September 30, 1997             21,486               20,814
    Inventories, net                                                             22,586               22,602
    Other current assets                                                          3,236                3,600
Total current assets                                                             77,796               81,945

    Fixed assets, net                                                            27,092               27,626
    Patent and license costs, net                                                 5,344                5,458
    Goodwill, net                                                                17,217               17,478
    Other long-term assets                                                        1,299                1,444
Total assets                                                              $     128,748        $     133,951

Liabilities and stockholders' equity
Current liabilities:
    Accounts payable                                                      $      11,423        $      13,484
    Accrued expenses                                                             12,048               10,583
    Current portion of deferred revenue                                           1,494                2,271
    Short-term borrowings                                                         4,996                5,055
    Current portion of obligations and other current liabilities                  8,039                8,004
Total current liabilities                                                        38,000               39,397

Long-term liabilities:
    Convertible subordinated notes                                               20,423               20,423
    Long-term debt                                                                5,090                5,130
    Capital lease obligations, less current portion                                 201                  281
    Deferred revenue and other liabilities                                        1,322                1,322
Total long-term liabilities                                                      27,036               27,156

Stockholders' equity:
    Redeemable convertible preferred stock, $.01 par value; 4,000 shares authorized; 1,000 shares issued and outstanding at
        December 27, 1997 and September 30, 1997; redemption value                9,622                9,480
        $10,000 at December 27, 1997 and September 30, 1997
    Common Stock, $.01 par value; 100,000,000 shares authorized;
        22,785,762 and 22,649,980 shares issued and outstanding
        at December 27, 1997 and September 30, 1997, respectively                   229                  226
    Additional paid-in capital                                                  171,523              170,669
    Accumulated deficit                                                        (114,250)            (111,278)
    Cumulative translation adjustment                                            (5,537)              (4,785)
    Unrealized gain on investments                                                2,125                3,086
Total stockholders' equity                                                       63,712               67,398
Total liabilities and stockholders' equity                                $     128,748        $     133,951



 The accompanying notes are an integral part of these financial statements.

                      PERSEPTIVE BIOSYSTEMS, INC.
                 CONSOLIDATED STATEMENTS OF OPERATIONS
                  (In thousands except per share data)
                              (unaudited)




                                                                  Three months ended
                                                         December 27,            December 28,
                                                              1997                    1996
Revenue:
    Product revenue                                    $      25,690           $      21,101
    Contract revenue                                             581
                                                              26,271                  21,101
Cost of goods sold:
    Cost of product revenue                                   13,476                  10,643
    Cost of contract revenue                                     276
                                                              13,752                  10,643
         Gross profit                                         12,519                  10,458

Operating Expenses:
    Research and development                                   3,704                   3,569
    Selling, general and administrative                       10,717                   9,558
    Amortization                                                 260                     260
                                                              14,681                  13,387
         Loss from operations                                 (2,162)                 (2,929)

Other (expense) income:
    Interest (expense), net                                     (599)                   (863)
    Other (expense) income, net                                  (68)                      8

Loss before provision for income taxes                        (2,829)                 (3,784)

Provision for income taxes                                      -                       -

Net loss                                               $      (2,829)          $      (3,784)

Basic and diluted loss per share                       $        (.13)          $        (.19)

Basic and diluted weighted average shares outstanding         22,726                  21,332





The accompanying notes are an integral part of these financial statements.

                                   PERSEPTIVE BIOSYSTEMS, INC.
                              CONSOLIDATED STATEMENTS OF CASH FLOWS
                                           (unaudited)
                                  (Dollar amounts in thousands)



                                                                     Three months ended
                                                              December 27,        December 28,
                                                                   1997                1996
Cash from operating activities
Net loss                                                    $     (2,829)       $     (3,784)
Adjustments to reconcile net loss to net
cash used in operating activities:
    Net gain on securities available-for-sale                                             20
    Depreciation and amortization                                  1,751               2,118
Changes in assets and liabilities:
    (Increase) decrease in accounts receivable                      (871)                993
    Increase in inventories                                         (214)               (969)
    Decrease in other assets                                         509                 397
    Decrease in accounts payable                                  (2,061)             (1,140)
    Increase in accrued expenses                                   1,465                  52
    (Decrease) increase in other liabilities                        (778)                145

Net cash used in operating activities                             (3,028)             (2,168)

Cash flows from investing activities
Purchases of fixed assets, net                                    (1,106)               (731)
Net proceeds from sales of securities available-for-sale                               5,054

Net cash (used) provided by investing activities                  (1,106)              4,323

Cash flows from financing activities
Principal payments under capital lease obligations                   (46)               (408)
Net change in short-term borrowing                                   (58)               (104)
Proceeds from issuance of common stock                               857                 310

Net cash provided (used) by financing activities                     753                (202)

Effect of exchange rate changes on cash                              (98)                (23)

Net change in cash and cash equivalents                           (3,479)              1,930

Cash and cash equivalents beginning of period                     18,283               5,384

Cash and cash equivalents end of period                     $     14,804        $      7,314

Supplemental cash flow information:
Accretion of Series A Preferred Stock                       $        142        $        357
Interest paid                                                                   $        360



The accompanying notes are an integral part of these financial statements.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)


NOTE 1 - BASIS OF PRESENTATION

The accompanying consolidated balance sheet at December 27, 1997, and the consolidated statements of operations for the three-month periods ended December 27, 1997 and December 28, 1996, and the consolidated statements of cash flows for the three-month periods ended December 27, 1997 and December 28, 1996 have been prepared without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. Although certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations, PerSeptive Biosystems Inc. (the "Company") believes that the disclosures are adequate to make the information presented not misleading and reflect all adjustments (consisting of normal recurring adjustments) which are necessary for a fair presentation of results of operations of such periods. It is suggested that the financial statements be read in conjunction with the consolidated financial statements for the year ended September 30, 1997 and the notes thereto, included in the Company's Annual Report on Form 10-K/A.

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of certain contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


NOTE 2 - INVENTORIES

Inventories consist of the following (in thousands):


                        December 27,   September 30,
                            1997          1997

    Raw Material         $  10,286      $  9,450
    Work In Process          2,051         2,338
    Finished Goods          10,249        10,814

    Total Inventories    $  22,586      $ 22,602


NOTE 3 - CHANGES IN ACCOUNTING PRINCIPLES

In December 1997, the Company implemented Statement of Financial Accounting Standards (SFAS) No. 128, "Earnings per Share." This statement establishes new standards for computing and presenting earnings per share and requires presentation of basic and diluted earnings per share on the
face   of  the  income  statement.   Basic   earnings
per share is computed by dividing net income(loss),including accretion of preferred stock for the period, by the weighted average number of common shares outstanding.Diluted earnings
(loss) per share is computed by dividing net income (loss) for the period by the weighted average number of common shares outstanding and the dilutive effect of common stock equivalents. Earnings (loss) per share amounts for all prior periods have been restated to conform with the provisions of this statement.

The following table presents a reconciliation of basic and diluted earnings per share for the three month periods ended
December 27, 1997 and December 28, 1996:

(Amounts in thousands                       Three months ended
   except share and per share amounts)   December 27,   December 28,
                                             1997         1996
Net loss before accretion of
  preferred stock                        $  (2,829)   $  (3,784)

Accretion on preferred stock                  (142)        (357)

Net loss used in calculating
  basic and diluted loss per share       $  (2,971)   $  (4,141)

Weighted average shares used for
  the calculation of basic and
  diluted loss per share                    22,726       21,332

Basic and diluted loss per share         $    (.13)   $    (.19)



The above amounts do not include options and warrants to purchase 5.2 million and 5.5 million shares of the Company's common stock at December 27, 1997 and December 28, 1996, respectively,as their effect was antidilutive. The effect of conversion of the Series A Redeemable Convertible Preferred Stock and the Convertible Subordinated Notes was also excluded since the effect would be antidilutive.


NOTE 4 - LITIGATION AND OTHER MATTERS

The Company has sued Pharmacia Biotech, Inc. and certain of its affiliates, and their parent Pharmacia AB (collectively "Pharmacia"), now part of Pharmacia & Upjohn Co., Sepracor Inc. ("Sepracor") and BioSepra Inc. ("BioSepra"), a company partially owned by Sepracor, for willful infringement of three PerSeptive patents (U.S. Nos. 5,019,270, 5,228,989 and 5,384,042), covering the process of Perfusion Chromatography
(R) and the manufacture, sale and use of chromatography particles and matrices that enable Perfusion Chromatography (collectively the "Original Perfusion Patents"). The Company commenced its action against Pharmacia and Sepracor on October 14, 1993, and the consolidated action has been pending in the United States District Court for the District of Massachusetts. BioSepra was added as a party on May 19, 1994. The lawsuit, in an amended complaint filed by Purdue
University   and   the  Company,  also  claims  that

Sepracor and BioSepra infringed a fourth patent(the "Coatings Patent"), licensed exclusively by PerSeptive, covering novel coatings for chromatography media. On December 12, 1997, the Company announced that it had settled the litigation with Sepracor and BioSepra. Under the terms of the settlement,the Company received an unspecified amount and BioSepra received
a   non-exclusive   license  under  PerSeptive's   Perfusion
Chromatography  Patents and the Coatings  Patent.   Sepracor
and  BioSepra were removed as defendants in the  litigation,
and   Pharmacia  remains  as  the  only  defendant  in  this
litigation.

The lawsuit seeks to enjoin Pharmacia from infringing the Original Perfusion Patents and asks for treble damages, as well as other relief and damages. Pharmacia has asserted that its products do not infringe the Original Perfusion Patents and that the Original Perfusion Patents are invalid and unenforceable, and has asserted counterclaims against the Company alleging that the Company's assertions that Pharmacia has infringed the patents, and that statements allegedly made by the Company to customers concerning the litigation, constitute unfair competition, commercial disparagement, unfair trade practices, tortious interference with customer relationships and violation of the Lanham Act, and seeking an unspecified amount of damages, and, under certain asserted claims, double or treble damages, as well as attorney's fees and expenses. The Company has denied any liability on these counterclaims.

On January 9, 1996, the Court entered an order denying the Company's motion for partial summary judgment relating to the inventorship of the Original Perfusion Patents, granting the defendants' motions for partial summary judgment that inventorship of the Original Perfusion Patents is improper for failure to name one or more persons as additional joint inventors, and requiring the Company to move to correct inventorship or have the patents declared invalid. On March 12, 1996, the Court entered a ruling directing the Company to correct inventorship and placed on the Company the burden
of   proving  the  absence  of  deceptive  intent   in   the
designation of inventors at a hearing. The Company moved to correct inventorship. The hearing was held in May and June
1996.   On April 3, 1997, the Court issued a ruling  denying
the Company's motion to correct inventorship, ruling that the Company had not met its burden of proving that two British scientists, who worked for a company that is not a party to the litigation, were not named on the Original
Perfusion  Patents  without  deceptive  intent  within   the
meaning  of Section 256 of Title 35 United States Code,  and
granted   judgment  in  favor  of  Sepracor,  BioSepra   and
Pharmacia on the Company's claims relating to the Original Perfusion Patents. On April 16, 1997, the Company filed a motion to permit an immediate appeal of the April 3, 1997 decision, and the related January 9, 1996 and March 12, 1996 decisions, to the United States Court of Appeals for the Federal Circuit, which has exclusive jurisdiction in the United States to hear appeals in patent cases. On April 30, 1997, the defendants filed a motion requesting that the District Court render a decision on the defendant's defense of inequitable conduct prior to permitting the Company's
appeal.   On  July  30,  1997, the Company  filed  a  motion
seeking to (i) vacate the Court's April 3, 1997 decision and
(ii) enter a final judgment that will permit the Company to appeal the Court's earlier January 9, 1996 and March 12, 1996 orders that the patents do not name all of the
inventors   and   imposing   the   burden   of
proof on PerSeptive. The Company's   motion was   based on a
decision by the Court of Appeals for the Federal Circuit in an unrelated case, Stark v. Advanced Magnetics, Inc., issued on July 11, 1997, which the Company contends rendered the
Court's April  3, 1997 decision  erroneous.   The defendants
filed motions again requesting that the District Court render a decision on their defense of inequitable conduct prior to permitting an appeal. On January 28, 1998,the District Court entered a Memorandum and Order that vacated its April 3,1997 ruling, and found that the Original Perfusion Patents were
unenforceable  because  the  named  inventors   engaged   in
inequitable  conduct by failing to include as inventors  the
two  individuals  that  the  court,  in  its  January   1996
decision, had found should have been added as inventors. On March 13, 1998, the court entered an appealable order declaring the Original Perfusion Patents unenforceable and staying all further proceedings pending disposition of the appeal. The Company will appeal this order, as well as the court's original January 1996 decision on inventorship and other related decisions of the court. The court has not yet
considered  the  issue  of  infringement  of  the   Original
Perfusion Patents. The Company intends to vigorously pursue this litigation against Pharmacia.

The Company may incur substantial expenses relating to this lawsuit. There can be no assurance that the outcome of the litigation will not have a material adverse effect on the Company.

In September 1996 and February 1997, two new United States patents relating to Perfusion Chromatography systems were issued to the Company. Neither of these patents which cover instruments and systems that perform the high-speed, high resolution chromatography which is the subject of the Original Perfusion Patents, are the subject of the current litigation. Prior to the issuance of these patents, the Company had submitted to the patent examiner the District Court's January 9, 1996 order, and non-confidential portions of related briefs filed by the parties, and the patents were issued naming only PerSeptive's scientific founders as the inventors nonetheless.

Since November 1994, the Company has been responding to informal requests for information from the Securities and Exchange Commission (the "Commission") relating to certain of the Company's financial matters. In May 1995, the Company was advised by the Commission that it had obtained a formal order of investigation so that, among other matters, it may utilize subpoena powers to obtain information relevant to its inquiry. The Commission has and may in the future utilize its subpoena powers to obtain information from various officers, directors and employees of the Company and from persons not presently associated with the Company. If, after completion of its investigation, the Commission finds that violations of the federal securities laws have occurred, the Commission has the authority to order persons to cease and desist from committing or causing such violations and any future violations. The Commission may also seek administrative, civil and criminal fines and penalties and injunctive relief. The Department of Justice has the authority in respect of criminal matters. There can be no assurance as to the timeliness of the completion of the investigation or as to the final result thereof, and no assurance can be given that the final result of the investigation will not have a material adverse effect on the Company. The Company is cooperating fully with the investigation and has responded and will continue to respond to requests for information in connection with the investigation.



NOTE 5 - SUBSEQUENT EVENTS - MERGER WITH THE PERKIN-ELMER
         CORPORATION

On January 22, 1998, the Company and Seven Acquisition Corp., a wholly-owned subsidiary of The Perkin-Elmer Corporation ("Perkin-Elmer"), consummated their merger (the "Merger"). The Company, which is the surviving corporation of the Merger, became a wholly-owned subsidiary of Perkin-Elmer. As a result of the Merger, each outstanding share of common stock of the Company was converted into shares of common stock of Perkin-Elmer ("Perkin-Elmer Common Stock") at an exchange ratio equal to
0.1926. Each outstanding option and warrant for shares of the Company's common stock was converted into options and warrants for the number of shares of Perkin-Elmer Common Stock that would have been received if such options and warrants had been exercised immediately prior to the effective time of the Merger. All shares of Series A Redeemable Convertible Preferred Stock outstanding immediately prior to January 22, 1998 were converted in accordance with their terms into shares of the Company's common stock which were then converted into Perkin-Elmer Common Stock as a result of the Merger. As a result of the Merger, the Company's 8-1/4% Convertible Subordinated Notes Due 2001 became convertible into Perkin-Elmer Common Stock.

        INTRODUCTION TO UNAUDITED PRO FORMA CONDENSED
              COMBINED FINANCIAL STATEMENTS


The merger (the "Merger") of Seven Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of The Perkin-Elmer Corporation, a New York corporation ("Perkin-Elmer"), into PerSeptive Biosystems, Inc., a Delaware corporation ("PerSeptive"), was consummated on January 22, 1998. The following unaudited pro forma condensed combined financial statements give effect to the Merger in a transaction accounted for as a pooling of interests.

An unaudited pro forma condensed combined statement of financial position is provided as of December 31, 1997, giving effect to the Merger as though it had been consummated on that date. Unaudited pro forma condensed combined statements of operations are provided for the six months ended December 31, 1997 and December 31, 1996, and the fiscal years ended June 30, 1997, 1996, and 1995, giving effect to the Merger as though it had occurred at the beginning of the earliest period presented.

The unaudited pro forma condensed combined statements of operations are derived from the historical consolidated financial statements of Perkin-Elmer and PerSeptive, and should be read in conjunction with the companies' separate 1997 Annual Reports on Form 10-K and 10-K/A, respectively, filed with the Securities and Exchange Commission (the
"Commission")   under  the   Securities   Exchange   Act  of
1934,  as    amended.     The    financial  statements    of
Perkin-Elmer  and  PerSeptive  for  the  six  months   ended
December  31,  1997  have been prepared in  accordance  with
generally   accepted   accounting  principles   consistently
applied applicable to interim financial information  and, in
the  opinion  of  Perkin-Elmer's  management,  include   all
adjustments  necessary  for  a  fair  presentation  of   the
financial information for such interim periods.

Perkin-Elmer's fiscal year ends June 30 and PerSeptive's fiscal year ends September 30. The fiscal 1998 unaudited
pro   forma   condensed  combined  statement  of  operations
combines Perkin-Elmer's statement of operations for the six months ended December 31, 1997 and PerSeptive's statement of operations for the three months ended December 27, 1997 (PerSeptive's fiscal 1998 first quarter) and for the three months ended September 30, 1997 (PerSeptive's fiscal 1997
fourth   quarter).  The  fiscal 1997   unaudited  pro  forma
condensed  combined  statement  of  operations  for  the six
months  ended   December  31, 1996  combined  Perkin-Elmer's
statement of operations for the six months ended December 31, 1996 and PerSeptive's statement of operations for the six months ended March 29, 1997. The fiscal 1997, 1996 and 1995 pro forma condensed combined statements of operations combined each company's respective fiscal year end. In order to conform PerSeptive to a June 30 fiscal year end in 1998, results of operations for the three months ended September 30, 1997 have been reflected in the unaudited pro forma condensed combined statement of operations for the six months ended December 31, 1997 and in the fiscal year ended June 30, 1997. The results of operations of PerSeptive for the three months ended September 30, 1997 (corresponding net revenues of $26.3 million and a net loss of $2.6 million) have therefore been included in two periods.

                      PERKIN-ELMER AND PERSEPTIVE

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF FINANCIAL POSITION
                     (Dollar amounts in thousands)


                                                                                        December 31,
                                            Perkin-Elmer     PerSeptive                     1997
                                            December 31,    December 27,                 Pro forma
                                                1997            1997       Adjustments    Combined
Assets
Current assets
  Cash and cash equivalents                $     78,983  $     14,804  $             $     93,787
  Short-term investments                          1,226        15,684                      16,910
  Accounts receivable, net                      336,978        21,486                     358,464
  Inventories                                   206,661        22,586                     229,247
  Prepaid expenses and other current assets     110,959         3,236                     114,195
Total current assets                            734,807        77,796                     812,603

Property, plant and equipment, net              219,006        27,092                     246,098

Other long-term assets                          210,307        23,860                     234,167

Total assets                               $  1,164,120  $    128,748  $             $  1,292,868

Liabilities and Shareholders' Equity
Current liabilities
  Loans payable                            $     17,296  $     13,035  $             $     30,331
  Accounts payable                              142,633        11,423       2,246 (a)     156,302
  Accrued salaries and wages                     33,904                     2,368 (a)      36,272
  Accrued taxes on income                       100,295                       383 (a,b)   100,678
  Other accrued expenses                        163,655        13,542      (5,614)(a)     171,583
Total current liabilities                       457,783        38,000        (617)        495,166

  Long-term debt                                 31,966        25,513                      57,479
  Other long-term liabilities                   179,010         1,523                     180,533
Total long-term liabilities                     210,976        27,036                     238,012

Minority interest                                40,784                                    40,784

Shareholders' equity
  Capital stock
     Preferred stock                                            9,622      (9,622)(c)
     Common stock                                45,600           229       4,320 (c)      50,149
  Capital in excess of par value                198,981       171,523       5,302 (c)     375,806
  Retained earnings (deficit)                   296,490      (114,250)        617 (b)     182,857
  Foreign currency translation adjustments       (1,907)       (5,537)                     (7,444)
  Net unrealized gain (loss) on investments      (2,043)        2,125                          82
  Minimum pension liability adjustment             (705)                                     (705)
  Treasury stock, at cost                       (81,839)                                  (81,839)

Total shareholders' equity                      454,577        63,712         617         518,906

Total liabilities and shareholders' equity $  1,164,120  $    128,748  $             $  1,292,868



See accompanying Notes to Unaudited Pro Forma Condensed
Combined Financial Statements.

                             PERKIN-ELMER AND PERSEPTIVE

           UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS
                       (In thousands except per share amounts)




                                        Perkin-Elmer
                                         Six months               PerSeptive                               Six months
                                           ended              Three months ended                             ended
                                        December 31,    September 30,      December 27,                    December 31,
                                           1997             1997               1997       Adjustments          1997


Net revenues                           $   639,259      $    26,342      $     26,271      $               $   691,872
Cost of sales                              315,697           14,237            13,752            610 (d)       344,296

Gross margin                               323,562           12,105            12,519           (610)          347,576

Selling, general and administrative        189,098           10,993            10,717                          210,808
Research, development and engineering       58,451            4,323             3,704                           66,478
Acquired research and development           28,850                                                              28,850
Amortization                                                    260               260           (520)(d)

Operating income (loss)                     47,163           (3,471)           (2,162)           (90)           41,440
Gain on sale of investment                                                                       845 (d)           845
Interest expense                             1,048              856               797                            2,701
Interest income                              3,327              182               198            193 (d)         3,900
Other income (expense), net                    932            1,555               (68)          (948)(d)         1,471

Income (loss) before income taxes           50,374           (2,590)           (2,829)                          44,955

Provision for income taxes                  18,181                                              (617)(b)        17,564

Net income (loss)                      $    32,193      $    (2,590)     $     (2,829)     $     617       $    27,391

Basic earnings (loss) per share        $       .73      $      (.13)     $       (.13)                     $       .57
Diluted earnings (loss) per share      $       .71      $      (.13)     $       (.13)                     $       .55

Weighted average shares outstanding
    Basic                                   43,885           22,031            22,726                           48,185
    Diluted                                 45,107           22,031            22,726                           50,025






See accompanying Notes to Unaudited Pro Forma Condensed
Combined Financial Statements.

                 PERKIN-ELMER AND PERSEPTIVE

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS
           (In thousands except per share amounts)




                                              Perkin-Elmer        PerSeptive                          Six months
                                                      Six months ended                                  ended
                                              December 31,        March 29,                          December 31,
                                                 1996                1997          Adjustments            1996


Net revenues                                 $    606,527      $      44,294    $                   $    650,821
Cost of sales                                     308,303             22,334            1,046 (d)        331,683

Gross margin                                      298,224             21,960           (1,046)           319,138

Selling, general and administrative               177,181             19,510                             196,691
Research, development and engineering              51,421              7,124                              58,545
Amortization                                                             520             (520)(d)

Operating income (loss)                            69,622             (5,194)            (526)            63,902
Gain on sale of investment                         37,420                              25,779 (d)         63,199
Interest expense                                    1,289              1,784                               3,073
Interest income                                     2,587                322              330 (d)          3,239
Other income (expense), net                          (135)            25,506          (25,583)(d)           (212)

Income before income taxes                        108,205             18,850                             127,055

Provision for income taxes                         24,887                                                 24,887

Net income                                   $     83,318      $      18,850    $                   $    102,168

Basic earnings per share                     $       1.93      $         .85                        $       2.18
Diluted earnings per share                   $       1.88      $         .75                        $       2.09

Weighted average shares outstanding
    Basic                                          43,072             21,362                              46,931
    Diluted                                        44,429             26,719                              48,987






See accompanying Notes to Unaudited Pro Forma Condensed
Combined Financial Statements.

             PERKIN-ELMER AND PERSEPTIVE

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS
        (In thousands except per share amounts)



                                                 For the year ended
                                           Perkin-Elmer        PerSeptive                            1997
                                             June 30,        September 30,                         Pro Forma
                                              1997                1997        Adjustments           Combined
Net revenues                            $   1,276,766      $    96,516      $                $   1,373,282
Cost of sales                                 642,264           49,815           1,264 (d)         693,343

Gross margin                                  634,502           46,701          (1,264)            679,939

Selling, general and administrative           375,880           40,425                             416,305
Research, development and engineering         105,660           15,215                             120,875
Provision for restructured operations          13,000                                               13,000
Acquired research and development              26,801                                               26,801
Amortization                                                     1,041          (1,041)(d)

Operating income (loss)                       113,161           (9,980)           (223)            102,958
Gain on sale of investments                    37,420                           27,430 (d)          64,850
Interest expense                                2,325            3,534                               5,859
Interest income                                 7,574              648             604 (d)           8,826
Other income (expense), net                     1,548           28,109         (27,811)(d)           1,846

Income before income taxes                    157,378           15,243                             172,621

Provision for income taxes                     42,223                                               42,223

Net income                              $     115,155      $    15,243      $                $     130,398

Basic earnings per share                $        2.65      $       .64                       $        2.74
Diluted earnings per share              $        2.58      $       .63                       $        2.63

Weighted average shares outstanding
    Basic                                      43,383           21,466                              47,517
    Diluted                                    44,679           21,909                              49,513









See accompanying Notes to Unaudited Pro Forma Condensed
Combined Financial Statements.

              PERKIN-ELMER AND PERSEPTIVE

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS
        (In thousands except per share amounts)




                                               For the year ended
                                          Perkin-Elmer       PerSeptive                            1996
                                            June 30,       September 30,                         Pro Forma
                                             1996               1996          Adjustments         Combined
                                          (unaudited)       (unaudited)
Net revenues                                 $  1,162,949     $   86,018     $               $  1,248,967
Cost of sales                                     595,857         56,290          1,280 (d)       653,427

Gross margin                                      567,092         29,728         (1,280)          595,540

Selling, general and administrative               339,994         39,518            878 (d)       380,390
Research, development and engineering             102,338         11,342                          113,680
Provision for restructured operations              71,600                         3,261 (d)        74,861
Acquired research and development                  27,093                         6,785 (d)        33,878
Other charges                                                     24,239        (10,046)(d)        14,193
Amortization                                                       2,158         (2,158)(d)

Operating income (loss)                            26,067        (47,529)                         (21,462)
Gain on sale of investments                        11,704                                          11,704
Interest expense                                    4,971          3,473                            8,444
Interest income                                     4,894            482                            5,376
Other income (expense), net                        (2,193)            53                           (2,140)

Income (loss) before income taxes                  35,501        (50,467)                         (14,966)

Provision for income taxes                         21,557                                          21,557

Net income (loss)                            $     13,944     $  (50,467)                    $    (36,523)

Basic earnings (loss) per share              $        .33     $    (3.22)                    $       (.80)
Diluted earnings (loss) per share            $        .32     $    (3.22)                    $       (.80)

Weighted average shares outstanding
    Basic                                          42,720         16,296                           45,859
    Diluted                                        43,747         16,296                           45,859









See accompanying Notes to Unaudited Pro Forma Condensed
Combined Financial Statements.

                   PERKIN-ELMER AND PERSEPTIVE

 UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS
             (In thousands except per share amounts)



                                                   For the year ended
                                              Perkin-Elmer        PerSeptive                       1995
                                                June 30,        September 30,                   Pro Forma
                                                 1995                1995        Adjustments     Combined
                                              (unaudited)        (unaudited)
Net revenues                              $  1,063,506      $    89,429       $              $  1,152,935
Cost of sales                                  560,402           50,137           1,280 (d)       611,819

Gross margin                                   503,104           39,292          (1,280)          541,116

Selling, general and administrative            317,120           32,771           1,800 (d)       351,691
Research, development and engineering           95,088            6,999                           102,087
Provision for restructured operations           23,000                                             23,000
Acquired research and development                                                 1,879 (d)         1,879
Other charges                                                    15,459          (1,879)(d)        13,580
Amortization                                                      3,080          (3,080)(d)

Operating income (loss)                         67,896          (19,017)                           48,879
Gain on sale of investments                     20,800                                             20,800
Interest expense                                 8,180            2,958                            11,138
Interest income                                  3,500            1,209                             4,709
Other income (expense), net                     (1,452)             196                            (1,256)

Income (loss) before income taxes               82,564          (20,570)                           61,994

Provision for income taxes                      15,687                                             15,687

Net income (loss)                         $     66,877      $   (20,570)                     $     46,307

Basic earnings (loss) per share           $       1.59      $     (1.88)                     $       1.04
Diluted earnings (loss) per share         $       1.57      $     (1.88)                     $       1.02

Weighted average shares outstanding
    Basic                                       42,129           12,340                            44,506
    Diluted                                     42,644           12,340                            45,617




</table





See accompanying Notes to Unaudited Pro Forma Condensed
Combined Financial Statements.

                                  -18-






  NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL
                         STATEMENTS

NOTE 1 - BASIS OF PRESENTATION

The   unaudited  pro  forma  information  is  presented  for
illustrative  purposes only, giving  effect  to  the  Merger accounted for by the pooling of interests method, and is not necessarily indicative of the operating results or financial position  that  would have occurred if the Merger  had  been consummated  on  the date indicated, nor is  it  necessarily
indicative   of  future  operating  results   or   financial
position.

The  unaudited  pro  forma condensed combined  statement  of operations for the six months ended December 31,  1997  does not  include  a one-time charge to earnings of approximately
$45  million  to  $50 million before-taxes  expected  to  be
included   in    Perkin-Elmer's   third  fiscal   quarter in
connection with the implementation of  an  integration  plan for PerSeptive. The plan  will include  the  integration  of certain  sales,  distribution,  and  administrative  support
functions   as   well  as  the  consolidation   of   certain
manufacturing facilities.  Perkin-Elmer also  expects  other charges associated with the Merger that are not eligible for
inclusion   in  the  initial  accrual.   These   integration
expenses are expected to be approximately $8 million to  $10 million  and will be recognized as period expenses over  the next three to four quarters.


NOTE 2 - PRO FORMA ADJUSTMENTS

Intercompany   Transactions  -  There   were   no   material
transactions between Perkin-Elmer and PerSeptive during  any period presented.

     (a)  Certain    reclassifications   have been  made  to  conform
          PerSeptive's reporting  of compensation, other payables and income tax related accrual balances to that of Perkin-Elmer.

     (b) The adjustment reflects the inclusion of PerSeptive's operating results within the Company's consolidated tax provision.

     (c)  The  pro   forma   adjustment  reflects  the  issuance  of 4.4
          million shares of Perkin-Elmer  common stock in  exchange  for
          22.8    million    shares    of  PerSeptive    common    stock.
          Additionally, the   adjustment   reflects  the  conversion  of
          1,000 shares of PerSeptive  Series  A  Redeemable  Convertible
          Preferred Stock into .2 million  shares of Perkin-Elmer Common
          Stock.  Stock options and  warrants were excluded for purposes
          of  the  pro   forma  adjustments  because,  pursuant  to  the
          Agreement and Plan of Merger, such options and warrants became options and  warrants of Perkin-Elmer as of the effective date of the Merger.

     (d)  Certain   reclassifications   have   been   made   to  conform
          PerSeptive's  reporting  of  intangible amortization, acquired research  and  development  costs,  other


                                  -19-




          charges,   investment   income  and  certain   nonrecurring
          gains   on  sale   of  investments  to that of Perkin-Elmer.
          Specifically,  Perkin-Elmer  records  goodwill amortization to cost of sales and  miscellaneous intangible amortization to selling, general and administrative expense.


                                  -20-





                          SIGNATURE

     Pursuant to the requirements of the Securities Exchange
Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   THE PERKIN-ELMER CORPORATION


                              By:  /s/ Dennis L. Winger
                                   Dennis L. Winger
                                   Senior Vice President, Chief Financial
                                   Officer and Treasurer



Dated:   April 2, 1998


                                  -21-



                             EXHIBIT INDEX


  Exhibit No.                       Description

     23.1                  Consent of Coopers and Lybrand L.L.P.



                                  -22-






